           As filed with the Securities and Exchange Commission on July 29, 1999
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NEW ERA OF NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                             84-1234845
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                        7400 EAST ORCHARD ROAD, SUITE 230
                            ENGLEWOOD, COLORADO 80111
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                             1995 STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                    CONVOY CORPORATION 1997 STOCK OPTION PLAN
                    MICROSCRIPT, INC. 1997 STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                           GEORGE F. (RICK) ADAM, JR.
                             CHIEF EXECUTIVE OFFICER
                            NEW ERA OF NETWORKS, INC.
                        7400 EAST ORCHARD ROAD, SUITE 230
                               ENGLEWOOD, CO 80111
                                  (303) 694-3933
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
          TITLE OF SECURITIES                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
                   TO                           AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
             BE REGISTERED                       REGISTERED               PER SHARE                PRICE                 FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value:
   Newly reserved under the 1995 Stock
     Option Plan (the "Option Plan") (1)       700,000 shares            $13.56  (3)           $ 9,493,750             $2,640
   Newly reserved under the 1997
     Employee Stock Purchase Plan (the
     "Purchase Plan")(2)                       200,000 shares            $11.53  (4)           $ 2,305,625             $  641
   Convoy Corporation 1997 Stock Option
     Plan(5)                                    47,504 shares            $13.56  (3)           $   644,155             $  180
   Microscript, Inc. 1997 Stock Option
     Plan(6)                                   110,428 shares            $13.56  (3)           $ 1,497,680             $  417
====================================================================================================================================
     Total:                                  1,057,932 shares                                  $13,941,210             $3,878
====================================================================================================================================

(1) The Option Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Option Plan equal to the lesser of (i) 700,000, (ii) 3% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or (iii) a lesser amount as determined by the Board of Directors. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2) The Purchase Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Purchase Plan equal to the lesser of 200,000 shares, or 1.5% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or such lesser number of shares that the Board of Directors may determine, plus any shares reacquired by the Registrant during the last fiscal year. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 27, 1999.
(4) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon 85% of the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 27, 1999.
(5) Pursuant to an Agreement and Plan of Reorganization dated as of June 2, 1999 (the "Convoy Agreement") among the Registrant, Cobra Acquisition Corporation, a Delaware Corporation and wholly owned subsidiary of the Registrant, and Convoy Corporation, a Delaware corporation ("Convoy"), the Registrant assumed all of the outstanding options to purchase common stock of Convoy under its 1997 Stock Option Plan (the "Convoy Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Convoy Assumed Option to reflect the ratio at which the common stock of Convoy was converted into common stock of the Registrant under the Agreement.
(6) Pursuant to an Agreement and Plan of Reorganization dated as of June 15, 1999 (the "Microscript Agreement") (as amended effective June 28, 1999) among the Registrant, NEON Acquisition Corporation, a Delaware Corporation and wholly owned subsidiary of the Registrant, and Microscript, Inc., a Massachusetts corporation ("Microscript"), the Registrant assumed all of the outstanding options to purchase common stock of Microscript under its 1997 Stock Option Plan (the "Microscript Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Microscript Assumed Option to reflect the ratio at which the common stock of Microscript was converted into common stock of the Registrant under the Agreement.

                            NEW ERA OF NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.    PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by New Era of Networks, Inc. (the "Registrant") are hereby incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 filed pursuant to the Exchange Act;

         3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 4, 1997, filed pursuant to Section 12(g) of the Exchange Act which was declared effective on June 17, 1997, including any amendment or report filed for the purpose of updating such description;

         4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 14, 1998, as amended by the Company's Registration Statement on Form 8-A/A, filed with the Commission on August 17, 1998, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

         5.       The Registrant's Current Report on Form 8-K filed on June 24,
                  1999;

         6. The Registrant's Current Report on Form 8-K filed on July 13, 1999; and

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnifications of its directors and officers and permissible indemnifications of employees and other agents to the maximum extent permitted by the General Corporation Law of the State of Delaware. In addition, the Registrant has entered into indemnification agreements with its officers and directors. Reference is also made to Section 11 of the Registration Rights Agreement between the Registrant and certain parties named therein dated May 9, 1995, which provides for the cross indemnification of certain of the Company's stockholders and the Company, its officers and directors against certain liabilities under the Securities Act or otherwise.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

     EXHIBIT
     NUMBER           DESCRIPTION
     -------          -----------
      4.1             1995 Stock Option Plan, as amended.

      4.2             1997 Employee Stock Purchase Plan, as amended.

      4.3             Convoy Corporation 1997 Stock Option Plan.

      4.4             Microscript, Inc. 1997 Stock Option Plan.

      5.1             Opinion of counsel as to legality of securities being registered.

     23.1             Consent of counsel (contained in Exhibit 5.1).

     23.2             Consent of Arthur Andersen LLP.

     24.1             Powers of Attorney (see page 5).

ITEM 9.    UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 29th day of July 1999.

                                    NEW ERA OF NETWORKS, INC.

                                    By: /s/ Leonard M. Goldstein
                                        ----------------------------------------
                                        Leonard M. Goldstein
                                        Senior Vice President and Senior Counsel

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. (Rick) Adam, Jr. and Leonard M. Goldstein, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 29TH DAY OF JULY 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                SIGNATURES                                                       TITLE
                ----------                                                       -----
       /s/ George F. Adam, Jr.
   ---------------------------------         Chairman  of the  Board,  Chief  Executive  Officer  and  Director  (principal
           George F. Adam, Jr.               executive officer)

      /s/ Patrick J. Fortune
   ---------------------------------         President, Chief Operating Officer and Director
          Patrick J. Fortune

      /s/ Stephen E. Webb
   ---------------------------------         Senior Vice President and Chief Financial Officer (principal financial
          Stephen E. Webb                    officer)

      /s/ Thomas P. Wilkes
   ---------------------------------         Vice President and Corporate Controller (principal accounting officer)
          Thomas P. Wilkas

      /s/ Harold A. Piskiel
   ---------------------------------         Executive Vice President, Chief Technology Officer and Director
          Harold A. Piskiel

      /s/ Steven Lazarus
   ---------------------------------         Director
          Steven Lazarus

      /s/ Mark L. Gordon
   ---------------------------------         Director
          Mark L. Gordon

      /s/ Elisabeth W. Ireland
   ---------------------------------         Director
          Elisabeth W. Ireland

      /s/ Joseph E. Kasputys
   ---------------------------------         Director
          Joseph E. Kasputys

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER           DESCRIPTION
     -------          -----------
      4.1             1995 Stock Option Plan, as amended.

      4.2             1997 Employee Stock Purchase Plan, as amended.

      4.3             Convoy Corporation 1997 Stock Option Plan.

      4.4             Microscript, Inc. 1997 Stock Option Plan.

      5.1             Opinion of counsel as to legality of securities being registered.

     23.1             Consent of counsel (contained in Exhibit 5.1).

     23.2             Consent of Arthur Andersen LLP.

     24.1             Powers of Attorney (see page 5).